DISTRIBUTION AND SERVICE PLAN

The following Distribution and Service Plan (the “Plan”) has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the “1940 Act”), by EGA Emerging Global Shares Trust (the “Trust”), separately for each Series of the Trust identified on Schedule I as amended from time to time (the “Series”), which Trust and Series may do business under these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (“non-interested Trustees”), cast in person at a meeting called for the purpose of voting on such Plan. Such approval by the Trustees included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and its respective shareholders.

The Trust is a statutory trust organized under the laws of the State of Delaware, is authorized to issue different series of securities and is an open-end management investment company registered under the 1940 Act. ALPS Fund Services, Inc. (the “Distributor”) is the principal underwriter for the Series’ shares pursuant to the Underwriting Agreement between the Distributor and the Trust on behalf of each Series (the “Distribution Agreement”).

The Plan provides that:

l. The Trust shall pay to the Distributor, out of the assets of a particular Series, a monthly fee not to exceed the fee rate set forth on Schedule I for such Series as may be determined by the Trust’s Board of Trustees from time to time. Fees shall be payable by the Trust on behalf of any Fund regardless of whether such fees are greater or less than actual expenses incurred by the Distributor or third party with respect to such Fund during the relevant period.

2. The Distributor shall use the monies paid to it pursuant to paragraph l above to finance any activity primarily intended to result in the sale of Creation Units of each Fund or the provision of investor services, including but not limited to (i) delivering copies of the Trust’s then-current prospectus to prospective purchasers of such Creation Units; (ii) marketing and promotional services including advertising; (iii) facilitating communications with beneficial owners of shares of the Fund; and (iv) such other services and obligations as are set forth in the Distribution Agreement.

3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan and shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor in order to enable the Board to make an informed determination of the amount of the Trust’s payments with respect to each Series and whether the Plan should be continued with respect to each Series.

4. The officers of the Trust shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan with respect to each Series and the purposes for which such expenditures were made.

5. This Plan shall take effect with respect to the shares of a particular Series as of the effective date set forth on Schedule I (the “Commencement Date”); thereafter, the Plan shall continue in effect with respect to the shares of a particular Series for a period of more than one year from the Commencement Date only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the non-interested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

6. (a) The Plan may be terminated as to the shares of any particular Series at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of such Series.

(b) The Plan may not be amended as to the shares of any particular Series to increase materially the amount to be spent for distribution pursuant to paragraph l hereof without approval by the shareholders of such Series.

7. All material amendments to this Plan shall be approved by the non-interested Trustees in the manner described in paragraph 5 above.

8. So long as the Plan is in effect, the selection and nomination of the Trust’s non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

9. The definitions contained in Sections 2(a)(19) and 2(a)(42) of the 1940 Act shall govern the meaning of “interested person(s)” and “vote of a majority of the outstanding voting securities,” respectively, for the purposes of this Plan.

This Plan shall take effect on the Commencement Date, as previously defined.

April 17, 2009, as revised on September 14, 2016

Schedule I to the Distribution and Service Plan

Operational Funds	Commencement Date	Fee Rate
EGShares Emerging Markets Consumer ETF	March 2, 2010	0.25%
EGShares India Infrastructure ETF	November 12, 2009	0.25%
EGShares China Infrastructure ETF	November 12, 2009	0.25%
EGShares Brazil Infrastructure ETF	November 12, 2009	0.25%
EGShares India Small Cap ETF	November 12, 2009	0.25%
EGShares India Consumer ETF	February 24, 2011	0.25%
EGShares Low Volatility Emerging Markets Dividend ETF	February 24, 2011	0.25%
EGShares Beyond BRICS ETF	February 23, 2012	0.25%
EGShares Emerging Markets Domestic Demand ETF	February 23, 2012	0.25%
EGShares Emerging Markets Core ETF	August 23, 2012	0.25%
EGShares Emerging Markets Dividend Growth ETF	May 16, 2013	0.25%
EGShares TCW EM Short Term Investment Grade Bond ETF	May 16, 2013	0.25%
EGShares TCW EM Intermediate Term Investment Grade Bond ETF	May 16, 2013	0.25%
EGShares TCW EM Long Term Investment Grade Bond ETF	May 16, 2013	0.25%
EGShares EM Dividend High Income ETF	May 16, 2013	0.25%

Non-Operational Funds with Effective Registration Statements	Commencement Date	Fee Rate
EGShares China Mid Cap ETF	November 12, 2009	0.25%
EGShares Brazil Mid Cap ETF	November 12, 2009	0.25%
EGShares South Africa Small Cap ETF	February 24, 2011	0.25%
EGShares Turkey Small Cap ETF	February 24, 2011	0.25%
EGShares India Financials ETF	February 24, 2011	0.25%
EGShares India Health Care ETF	February 24, 2011	0.25%
EGShares India Energy ETF	February 24, 2011	0.25%
EGShares India Basic Materials ETF	February 24, 2011	0.25%
EGShares India Technology ETF	February 24, 2011	0.25%
EGShares India Industrials ETF	February 24, 2011	0.25%
EGShares Emerging Markets Food and Agriculture ETF	February 24, 2011	0.25%
EGShares Low Volatility India Dividend ETF	February 24, 2011	0.25%
EGShares Low Volatility Brazil Dividend ETF	February 24, 2011	0.25%
EGShares Low Volatility China Dividend ETF	February 24, 2011	0.25%
EGShares Beyond BRICs Emerging Asia Consumer ETF	February 23, 2012	0.25%
EGShares Beyond BRICs Emerging Asia Infrastructure ETF	February 23, 2012	0.25%
EGShares Beyond BRICs Emerging Asia Small Cap ETF	February 23, 2012	0.25%
EGShares Emerging Markets Balanced Income ETF	February 23, 2012	0.25%
EGShares Emerging Markets Consumer Small Cap ETF	February 23, 2012	0.25%
EGShares Emerging Markets Real Estate ETF	February 23, 2012	0.25%
EGShares India Consumer Goods ETF	February 23, 2012	0.25%
EGShares Emerging Markets Core Dividend ETF	August 23, 2012	0.25%
EGShares Emerging Markets Core Balanced ETF	August 23, 2012	0.25%
EGShares Emerging Markets Natural Resources ETF	May 16, 2013	0.25%
EGShares EM Asia Consumer ETF	May 16, 2013	0.25%

Non-Operational Funds without Effective Registration Statements	Commencement Date	Fee Rate
EGShares EM Strategic Sector Allocation ETF	May 16, 2013	0.25%
EGShares EM Tactical Sector Allocation ETF	May 16, 2013	0.25%
EGShares EM Equal Weight Sector ETF	May 16, 2013	0.25%
EGShares EM Bond ETF	May 16, 2013	0.25%
EGShares EM Bond Investment Grade ETF	May 16, 2013	0.25%
EGShares EM Strategic Sector Allocation ETF (active)	May 16, 2013	0.25%
EGShares EM Tactical Sector Allocation ETF (active)	May 16, 2013	0.25%
EGShares Blue Chip EM Achievers ETF	February 13, 2014	0.25%

IN WITNESS WHEREOF, the parties hereto have caused this Schedule I to be amended and restated effective as of the 13th day of February, 2014.

ALPS Distributors, Inc.		EGA Emerging Global Shares Trust, on behalf of the Funds listed on this Appendix A

By:	/s/ Thomas A. Carter	By:	/s/ Robert C Holderith
Name:	Thomas A. Carter	Name:	Robert C. Holderith
Title:	President	Title:	President